AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 19, 1997
                                                                REGISTRATION NO.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   ----------


                            SIMULATION SCIENCES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                   ----------


              DELAWARE                                   95-2487793
              --------                                   ----------
     (STATE OF INCORPORATION)               (I.R.S. EMPLOYER IDENTIFICATION NO.)



                         601 VALENCIA AVENUE, SUITE 100
                             BREA, CALIFORNIA 92823
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                   ----------


                                 1996 STOCK PLAN
                            (FULL TITLE OF THE PLAN)

                                   ----------

                                CHARLES R. HARRIS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            SIMULATION SCIENCES INC.
                         601 VALENCIA AVENUE, SUITE 100
                             BREA, CALIFORNIA 92823
                                 (714) 579-0412
           (NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   ----------


                                    COPY TO:
                              MARK E. BONHAM, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE


===============================================================================================================
                                                              PROPOSED           PROPOSED
                                                              MAXIMUM             MAXIMUM
       TITLE OF EACH CLASS                AMOUNT              OFFERING           AGGREGATE          AMOUNT OF
        OF SECURITIES TO                  TO BE                PRICE             OFFERING         REGISTRATION
          BE REGISTERED                 REGISTERED           PER SHARE             PRICE               FEE
---------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value
To be issued under 1996 Stock
Plan.............................       1,000,000 shares     $17.125 (1)         $17,125,000      $5,051.88
===============================================================================================================

(1) Computed in accordance with Rule 457(h) under the Securities Act of 1933. Such computation is based on the price of $17.125 per share with respect to 1,000,000 authorized but unissued shares underlying options, representing the average of the high and low prices of Simulations Sciences Inc. Common Stock on the Nasdaq National Market on December 15, 1997.

================================================================================

                            SIMULATION SCIENCES INC.
                       REGISTRATION STATEMENT ON FORM S-8


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

        There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Simulation Sciences Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"):

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

         (2) The Company's quarterly report on Form 10-Q for the quarter ended March 31, 1997.

         (3) The Company's quarterly report on Form 10-Q for the quarter ended June 30, 1997.

         (4) The Company's quarterly report on Form 10-Q for the quarter ended September 30, 1997.

         (5) The Company's final prospectus dated November 20, 1997 filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act").

         (6) The Company's current report on Form 8-K dated March 26, 1997 and filed with the Commission on April 10, 1997.

         (7) The Company's current report on Form 8-K dated September 15, 1997 and filed with the Commission on September 30, 1997.

         (8) The Company's current report on Form 8-K dated September 30, 1997 and filed with the Commission on October 14, 1997, as amended by Form 8-K/A filed with the Commission on October 29, 1997.

         (9) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on August 30, 1996.

         (10) The description of the Company's Preferred Shares Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission on August 14, 1997.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


Item 4. Description of Securities.

        Not applicable.


Item 5. Interests of Named Experts and Counsel.

        Not applicable.


Item 6. Indemnification of Directors and Officers.

        Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), Article IX of the Company's Restated Certificate of Incorporation eliminates the liability of the Company's directors to the Company or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

        Section 145 of the DGCL provides for indemnification by the Company of its directors and officers. In addition, Article VI of the Company's Bylaws requires the Company to indemnify any current or former director or officer to the fullest extent permitted by the DGCL. In addition, the Company has entered into indemnity agreements with its directors and executive officers that obligate the Company to indemnify such directors and executive officers to the fullest extent permitted by the DGCL. The Company also maintains officers' and directors' liability insurance, which insures against the liabilities that officers and directors of the Company may incur in such capacities.

        Pursuant to those certain Underwriting Agreements among the Company, certain of its stockholders and the underwriters of the Company's initial and follow-on public offerings effected on October 24, 1996 and November 20, 1997, respectively, the Company's directors and officers signing the registration statement for such initial public offering and certain controlling persons of the Company are indemnified against certain liabilities, including those arising under the Securities Act, in certain instances by the underwriters of the Company's initial and secondary public offerings.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the DGCL, the Company's Restated Certificate of Incorporation, the foregoing Bylaw provisions or the Company's indemnification agreements, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

        Not applicable.


Item 8. Exhibits.



       Exhibit
       Number                Description
       ------                -----------
         4.1      1996 Stock Plan and related agreements, as amended.

         5.1 Opinion of counsel as to legality of securities being registered.

         23.1     Consent of counsel (contained in Exhibit 5.1).

         23.2     Consent of Independent Auditors.

         24.1     Power of Attorney (see page II-5).

Item 9.           Undertakings.

        A.        The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undesigned, thereunto duly authorized, in the City of Brea, State of California, on December 17, 1997.

                                       SIMULATION SCIENCES INC.


                                       By:   /s/ Charles R. Harris
                                            -----------------------------------
                                            Charles R. Harris
                                            President and Chief
                                            Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles R. Harris and Robert E. Grice, Jr. and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


             Signature                                Capacity                           Date
             ---------                                --------                           ----
  /s/ Charles R. Harris               President, Chief Executive Officer           December 17, 1997
-----------------------------         (Principal Executive Officer)
Charles R. Harris                     and Director


  /s/ Robert E. Grice, Jr.            Executive Vice President, Finance and        December 17, 1997
-----------------------------         Chief Financial Officer (Principal
Robert E. Grice, Jr.                  Financial and Accounting Officer)


  /s/ Narendra K. Gupta               Director                                     December 17, 1997
-----------------------------
Dr. Narendra K. Gupta

  /s/ Walter G. Kortschak             Director                                     December 17, 1997
-----------------------------
Walter G. Kortschak

                               INDEX TO EXHIBITS

       Exhibit
       Number                Description
       ------                -----------
         4.1      1996 Stock Plan and related agreements, as amended.

         5.1 Opinion of counsel as to legality of securities being registered.

         23.1     Consent of counsel (contained in Exhibit 5.1).

         23.2     Consent of Independent Auditors.

         24.1     Power of Attorney (see page II-5).